Exhibit 99.1


                     Porter Bancorp, Inc. Names C. Bradford
         Harris Executive Vice President and Corporate General Counsel


    LOUISVILLE, Ky.--(BUSINESS WIRE)--May 22, 2007--Porter Bancorp, Inc. (NASDAQ: PBIB) announced today that C. Bradford Harris has been appointed as its Executive Vice President and Corporate General
Counsel.

    Harris joined Porter Bancorp as Corporate General Counsel in October 2006 from Frost Brown Todd LLC, where he was a Member specializing in banking, securities, mergers and acquisitions and general corporate law. He received his undergraduate degree and his JD/MBA from the University of Kentucky.

    About Porter Bancorp, Inc.

    Porter Bancorp, Inc. is a bank holding company headquartered in Louisville, Kentucky. It is the seventh largest independent banking organization domiciled in the Commonwealth of Kentucky based on total assets. Through our subsidiary PBI Bank, we operate banking offices in Louisville and 12 other Kentucky communities located along central Kentucky's Interstate 65 corridor, which runs through Louisville and central Kentucky and connects Chicago and Indianapolis to Nashville and Atlanta. Porter Bancorp's common stock is traded on the Nasdaq Global Market under the symbol "PBIB."

    Forward-Looking Statements

    Statements in this press release relating to Porter Bancorp's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations. Porter Bancorp's actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.



    CONTACT: Porter Bancorp, Inc.
             Maria L. Bouvette, President and CEO, 502-499-4800